Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Reports February 2014

Operational Performance

CHICAGO, Mar. 10, 2014 – United Airlines (UAL) today reported February 2014 operational results.

UAL’s February 2014 consolidated traffic (revenue passenger miles) decreased 0.3 percent and consolidated capacity (available seat miles) decreased 0.9 percent versus February 2013. UAL’s February 2014 consolidated load factor increased 0.5 points compared to February 2013.

The company’s operations were significantly impacted by winter storms in February, and in total UAL cancelled more than 11,000 flights during the month. Weather-driven cancellations reduced year-over-year capacity by approximately 3 percentage points.

About United

United Airlines and United Express operate an average of more than 5,300 flights a day to more than 360 airports across six continents. In 2013, United and United Express carried more passenger traffic than any other airline in the world and operated nearly two million flights carrying 139 million customers. United is delivering a more flyer-friendly experience, offering more premium-cabin flat-bed seats and extra-legroom, economy-class seating than any airline in North America. In 2013, United became the first U.S. global carrier to offer satellite-based Wi-Fi, including on long-haul overseas routes. The airline also features DIRECTV® on more than 200 aircraft, with more live television access than any airline in the world. United operates nearly 700 mainline aircraft and, in 2014, will take delivery of 35 new Boeing aircraft and welcome the E175 aircraft to United Express. Business Traveler magazine awarded United Best Airline for North American Travel for 2013, and readers of Global Traveler magazine have voted United’s MileagePlus program the Best Frequent-Flyer program for 10 consecutive years. Air Transport World named United the Eco-Aviation Airline of the Year Gold Winner in 2013. United is a founding member of Star Alliance, which provides service to 195 countries via 28 member airlines. More than 85,000 United employees reside in every U.S. state and in countries around the world. For more information, visit united.com or follow United on Twitter and Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol UAL.

United Reports February 2014 Operational Performance / Page 2

Preliminary Operational Results

	February			Year-to-Date
	2014	2013	Change	2014	2013	Change
REVENUE PASSENGER MILES (000)
Domestic	6,215,683	6,268,837	(0.8%)	12,907,419	12,981,302	(0.6%)

International	5,635,403	5,657,893	(0.4%)	12,313,248	12,482,740	(1.4%)
Atlantic	2,061,870	2,075,934	(0.7%)	4,575,153	4,668,699	(2.0%)
Pacific	2,271,666	2,295,117	(1.0%)	4,945,124	4,985,525	(0.8%)
Latin	1,301,867	1,286,842	1.2%	2,792,971	2,828,516	(1.3%)

Mainline	11,851,086	11,926,730	(0.6%)	25,220,667	25,464,042	(1.0%)
Regional	1,837,863	1,808,449	1.6%	3,696,305	3,741,140	(1.2%)
Consolidated	13,688,949	13,735,179	(0.3%)	28,916,972	29,205,182	(1.0%)

AVAILABLE SEAT MILES (000)
Domestic	7,381,687	7,519,334	(1.8%)	15,369,481	15,679,560	(2.0%)

International	7,646,825	7,642,493	0.1%	16,124,287	16,345,000	(1.4%)
Atlantic	3,136,323	3,175,666	(1.2%)	6,637,565	6,733,335	(1.4%)
Pacific	2,889,578	2,794,447	3.4%	6,087,555	6,039,869	0.8%
Latin	1,620,924	1,672,380	(3.1%)	3,399,167	3,571,796	(4.8%)

Mainline	15,028,512	15,161,827	(0.9%)	31,493,768	32,024,560	(1.7%)
Regional	2,264,374	2,294,914	(1.3%)	4,621,767	4,805,272	(3.8%)
Consolidated	17,292,886	17,456,741	(0.9%)	36,115,535	36,829,832	(1.9%)

PASSENGER LOAD FACTOR
Domestic	84.2%	83.4%	0.8 pts	84.0%	82.8%	1.2 pts

International	73.7%	74.0%	(0.3) pts	76.4%	76.4%	0.0 pts
Atlantic	65.7%	65.4%	0.3 pts	68.9%	69.3%	(0.4) pts
Pacific	78.6%	82.1%	(3.5) pts	81.2%	82.5%	(1.3) pts
Latin	80.3%	76.9%	3.4 pts	82.2%	79.2%	3.0 pts

Mainline	78.9%	78.7%	0.2 pts	80.1%	79.5%	0.6 pts
Regional	81.2%	78.8%	2.4 pts	80.0%	77.9%	2.1 pts
Consolidated	79.2%	78.7%	0.5 pts	80.1%	79.3%	0.8 pts

ONBOARD PASSENGERS (000)
Mainline	6,374	6,452	(1.2%)	13,217	13,471	(1.9%)
Regional	3,269	3,303	(1.0%)	6,524	6,814	(4.3%)
Consolidated	9,643	9,755	(1.1%)	19,741	20,285	(2.7%)

CARGO REVENUE TON MILES (000)
Total	182,913	170,201	7.5%	363,248	340,391	6.7%

(more)

United Reports February 2014 Operational Performance / Page 3

Preliminary Financial Results

First Quarter 2014 estimated consolidated average price per gallon of fuel, including the impact of all cash settled hedges and fuel taxes	3.14 – 3.19	Dollars

Preliminary Operational Results

	2014	2013	Change
February On-Time Performance[1]	70.0%	80.8%	(10.8)	pts
February Completion Factor[2]	96.7%	98.0%	(1.3)	pts

[1]	Based on domestic mainline scheduled flights arriving within 14 minutes of scheduled arrival time, according to data published in the DOT Air Travel Consumer Report
[2]	Mainline completion percentage

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A, Risk Factors, of UAL’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC.

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